EXHIBIT 15


                      WESTCHESTER CAPITAL MANAGEMENT, INC.
                                 THE MERGER FUND
                               THE MERGER FUND VL
                              JOINT CODE OF ETHICS

1.   Statement of General Principles

     This Code of Ethics expresses the policy and procedures of Westchester Capital Management, Inc., its affiliates and subsidiaries ("Westchester") and The Merger Fund and The Merger Fund VL (the "Funds"), and is enforced to insure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of the Funds. Investment company personnel must at all levels act as fiduciaries, and as such must place the interests of the shareholders of the Funds before their own. Thus, we ask that when contemplating any personal transaction you ask yourself what you would expect or demand if you were a shareholder of the Funds.

     Rule 17j-1 under the Investment Company Act of 1940 (the "Act") makes it unlawful for certain persons, in connection with the purchase or sale of securities, to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a registered investment company. In compliance with Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct. We ask that all personnel follow not only the letter of this Code but also abide by the spirit of this Code and the principles articulated herein.

2.   Definitions

     "Access Person" shall mean any trustee, officer, general partner, Portfolio Manager, Advisory Person or Investment Personnel of the Funds or the Adviser, who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for the Funds or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Funds regarding the purchase or sale of securities.

     "Adviser" shall mean Westchester, or such other entity as may act as adviser or sub-adviser to the Funds.

     "Advisory Person" of the Funds means any employee of the Funds or the Adviser (or of any company in a control relationship with the Funds or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and shall include any natural person in a control relationship with the Funds or the Adviser who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

     The term "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a person subject to this Code has or acquires.

     "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     "Disinterested Trustee" of the Funds shall mean a trustee thereof who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the Act.

     "Fund" shall mean any investment company, registered as such under the Act, for which Westchester acts as investment adviser or sub-investment adviser.

     "Investment Personnel" of the Funds or the Adviser includes Fund Portfolio Managers and those persons who provide information and advice to the Portfolio Managers or who help execute the Portfolio Managers' decisions (e.g., securities analysts and traders).

     "Portfolio Managers" of the Funds shall mean those persons who have direct responsibility and authority to make investment decisions for the Funds.

     The term "security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include options, but shall not include securities issued or guaranteed by the United States government or its agencies or instrumentalities, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and such other money market instruments as may be designated by the Boards of Trustees of the Funds.

     The "purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     Copies of the text of the Act and rules thereunder, including Rule 17j-1, are available from the Funds' Legal Compliance Officer.

3.   Prohibited Transactions

     The prohibitions described below will only apply to a transaction in a security in which the designated person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

     A.   Blackout Trading Periods - Access Persons

     No Access Person shall execute a securities transaction on a day during which the Funds have a pending buy or sell order in that same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods are required to be disgorged to the Funds.

     B.   Blackout Trading Periods - Portfolio Managers

     No Portfolio Manager shall buy or sell a security within seven calendar days before and after the Funds that he or she manages trades in that security. Any profits realized on trades within the proscribed periods are required to be disgorged to the Funds.

     C.   Ban on Short-Term Trading Profits - Investment Personnel

     Investment Personnel may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades are required to be disgorged to the Funds.

     D. Ban on Securities Purchases of an Initial Public Offering - Investment Personnel

     Investment Personnel may not acquire any securities in an initial public offering without the prior written consent of the Funds' Legal Compliance Officer. The Legal Compliance Officer is required to retain a record of the approval of, and the rationale supporting, any direct or indirect acquisition by Investment Personnel of a beneficial interest in securities in an IPO. Furthermore, should written consent of the Funds be given, Investment Personnel are required to disclose such investment when participating in the Funds' subsequent consideration of an investment in such issuer. In such circumstances, the Funds' decision to purchase securities of the issuer should be subject to an independent review by Investment Personnel of the Funds with no personal interest in the issuer.

     E.   Securities Offered in a Private Offering - Investment Personnel

     Investment Personnel may not acquire any securities in a private offering without the prior written consent of the Funds' Legal Compliance Officer. The Legal Compliance Officer is required to retain a record of the approval of, and the rationale supporting, any direct or indirect acquisition by Investment Personnel of a beneficial interest in securities in a private offering. Furthermore, should written consent of the Funds be given, Investment Personnel are required to disclose such investment when participating in the Funds' subsequent consideration of an investment in such issuer. In such circumstances, the Funds' decision to purchase securities of the issuer should be subject to an independent review by Investment Personnel of the Funds with no personal interest in the issuer.

4.   Exempted Transactions

     A.   Subject to compliance with preclearance  procedures in accordance with
          Section 5 below, the prohibitions of Sections 3A, 3B and 3C of this Code shall not apply to:

          (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

          (ii) Purchases or sales of securities which are not eligible for purchase or sale by the Funds.

          (iii)Purchases or sales which are nonvolitional on the part of either the Access Person or the Funds.

          (iv) Purchases which are part of an automatic dividend reinvestment plan.

          (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (vi) All other transactions contemplated by Access Persons of the Funds which receive the prior approval of the Legal Compliance Officer in accordance with the preclearance procedures described in Section 5 below. Purchases or sales of specific securities may receive the prior approval of the Legal Compliance Officer because the Legal Compliance Officer has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on the Funds or on the Funds' ability to purchase or sell such securities.

     B. Notwithstanding Section 4A(vi), the prohibition in Section 3A shall not apply to Disinterested Trustees, unless a Disinterested Trustee, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that the Funds had a pending buy or sell order in that same security, which order had not yet been executed or withdrawn.

     C. A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in Section 3A will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any Fund trading.

     D. Notwithstanding Section 4A(vi), the prohibition in Section 3C shall not apply to profits earned from transactions in securities which securities are not the same (or equivalent) to those owned, shorted or in any way traded by the Funds during the 60-day period; provided, however, that if the Legal Compliance Officer determines that a review of the Access Person's reported personal securities transactions indicates an abusive pattern of short-term trading, the Legal Compliance Officer may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by the Funds.

5.   Preclearance

     Access Persons (other than Disinterested Trustees) must preclear all personal investments in securities. All requests for preclearance must be submitted to the Legal Compliance Officer. Such requests shall be made by submitting a Personal Investment Request Form, in the form annexed hereto as Appendix A. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

     Disinterested Trustees need not preclear their personal investments in securities unless a Disinterested Trustee knows, or in the course of fulfilling his or her official duties as a Disinterested Trustee should know, that, within the most recent 15 days, the Funds have purchased or sold, or considered for purchase or sale, such security or is proposing to purchase or sell, directly or indirectly, any security in which the Disinterested Trustee has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership.

6.   Reporting

     A. Access Persons (other than Disinterested Trustees) are required to direct their broker(s) to supply to the Legal Compliance Officer on a timely basis duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. Access Persons (other than Disinterested Trustees) of the Funds should direct their broker(s) to transmit to the Legal Compliance Officer of the Adviser duplicate confirmations of all transactions effected by such Access Person, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. The transaction reports and/or duplicates should be addressed "Personal and Confidential." The report submitted to the Legal Compliance Officer may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(c).

     B. A Disinterested Trustee shall report to the Funds' Legal Compliance Officer, no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, the information required in Appendix B hereto with respect to any securities transaction in which such Disinterested Trustee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a security that such Disinterested Trustee knew, or in the course of fulfilling his or her official duties as a trustee should have known, during the 15-day period immediately preceding or after the date of the transaction by the Disinterested Trustee, to have been purchased or sold by the Funds or considered for purchase or sale by the Funds. With respect to those transactions executed through a broker, a Disinterested Trustee of the Funds may fulfill this requirement by directing the broker(s) to transmit to the Legal Compliance Officer a duplicate of confirmations of such transactions, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. The transaction reports and/or duplicates should be addressed "Personal and Confidential." The report submitted to the Legal Compliance Officer may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. Transactions effected for any account over which a Disinterested Trustee does not have any direct or indirect influence or control, or which is managed on a discretionary basis by a person other than the Disinterested Trustee and with respect to which such Disinterested Trustee does not in fact influence or control such transactions, need not be reported. Further, transactions in securities which are not eligible for purchase or sale by the Funds of which such person is a Disinterested Trustee need not be reported.

     C. Whenever an Access Person recommends that the Funds purchase or sell a security, he or she shall disclose whether he or she presently owns such security, or whether he or she is considering its purchase or sale.

     D. On a quarterly basis Access Persons (other than Disinterested Trustees) will disclose all personal securities transactions as provided on Appendix B. In addition, each Access Person will be required to provide an initial holdings report listing all securities beneficially owned by him or her no later than 10 days after becoming an Access Person, as well as an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted. On an annual basis Access Persons (other than Disinterested Trustees) will be sent a copy of the Funds' statement of such Access Person's personal securities accounts to verify its accuracy and make any necessary additions or deletions.

     E. The Legal Compliance Officer is required to review all transaction and holdings reports submitted by Access Persons and the Funds must maintain a list of the name(s) of such persons responsible for such reviews.

     F. All personal investment matters discussed with the Legal Compliance Officer and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Boards of Trustees of the Funds and the President of the Adviser for which such person is an Access Person, and by the appropriate regulatory agencies.

     G. The Adviser is required, at least once a year, to provide the Funds' Boards with a written report that (1) describes issues that arose during the previous year under the Code or procedures applicable to the Funds, including, but not limited to, information about material Code or procedures violations and sanctions imposed in response to those material violations and (2) certifies to the Funds' Boards that the Funds have adopted procedures reasonably necessary to prevent their Access Persons from violating their Code of Ethics.

7.   Annual Certification

     On an annual basis, Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code. A sample of the certification is attached as Appendix C.

8.   Confidential Status of the Funds' Portfolio

     The current portfolio positions of the Funds managed, advised and/or administered by the Adviser and current portfolio transactions, programs and analyses must be kept confidential.

     If nonpublic information regarding the Funds' portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

     If anyone is asked about the Funds' portfolio or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Funds have bought, sold or retained the particular security. Reference, however, may, of course, be made to the latest published report of the Funds' portfolio.

9.   Nonpublic Material Information

     From time to time, the Adviser has circulated and discussed with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as "inside information." In view of the many forms in which the subject can arise, the Adviser must reiterate that a careful and conservative approach must prevail and no action should be taken where "inside information" may be involved without a thorough review by the Legal Compliance Officer.

     Material inside information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

     Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

     "Inside information" is information that has not been publicly disclosed. Information received about a company under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.

     Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who is not an employee of the Adviser or a party to the transaction. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by Reuters, The Wall Street Journal or trade publications. If the Access Person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the Legal Compliance Officer.

10.  Gifts - Investment Personnel

     Investment Personnel shall not receive any gift or other thing having a value in excess of $250 per year from any person or entity that does business with or on behalf of the Funds.

11.  Services as a Director in a Publicly Traded Company - Investment Personnel

     Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Funds' Boards of Trustees, based upon a determination that the board service would be consistent with the interests of the Funds and their shareholders. When such authorization is provided, the Investment Personnel serving as a director will be isolated from making investment decisions with respect to the pertinent company through "Chinese Wall" or other procedures.

12.  Compliance Review

     The Legal Compliance Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Funds to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Legal Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

13.  Sanctions

     The Boards of Trustees of the Funds or the President of the Adviser, as the case may be, will be informed of Code violations on a quarterly basis and may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.

14.  Funds Boards of Trustees Review

     Annually, the Funds' Boards of Trustees shall receive the following:

     A.   A copy of the existing Code of Ethics.

     B. A report completed by the Legal Compliance Officer identifying any violations requiring significant remedial action during the past year and as more fully set forth under Section 6G above.

     C.   A list of  recommendations,  if any,  to change the  existing  Code of
          Ethics  based  upon  experience,   evolving   industry   practices  or
          developments in applicable laws or regulations.

     The Funds' Boards of Trustees, including a majority of the independent Trustees, shall approve this Code of Ethics, as well as any material changes thereto within six months of any such change. The Boards shall base their approval of the Code, or of such material change to the Code, upon a determination that the Code contains provisions reasonably necessary to prevent "Access Persons" (as defined in the Rule) from violating the anti-fraud provisions of the Rule.



                                                                      APPENDIX A


WESTCHESTER CAPITAL MANAGEMENT, INC.
100 SUMMIT LAKE DRIVE, VALHALLA, NY 10595
(914) 741-5600 FAX (914) 741-5737



TO:               Frederick W. Green


FROM:    __________________________________


DATE:             __________________________________


RE:               CLEARANCE FOR TRADING


This is to request permission to effect the following trade(s):

==============================================================================
==============================================================================
==============================================================================



Approved __________


Denied   __________


Date:    __________       _________________________________
                          Frederick W. Green, President




                                                                      APPENDIX B



                           Personal Investment Report
                       Report of Securities Purchased/Sold


Name:                                                             Quarter Ended:
--------- ----------- ----------- --------- --------- --------- ----------------
Security    Type of     Date of     Price    Number   Aggregate  Name of Broker,
          Transaction Transaction Per Share of Shares   Price    Dealer or Bank
========= =========== =========== ========= ========= ========= ================
========= =========== =========== ========= ========= ========= ================

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This report shall not be deemed an admission  that the person filing such report has any direct or indirect beneficial ownership of the securities listed hereon.


ACCEPTED: ____________________________               DATE: _____________________



                                                                      APPENDIX C



                          Date_________________________

To Whom It May Concern:

I hereby certify that I have read and understand the Code of Ethics of Westchester Capital Management, Inc., The Merger Fund and The Merger Fund VL and recognize that I am subject to its requirements. I hereby certify that I have complied with the requirements of this Code.

The attached quarterly transaction reports represent all of my personal securities transactions for the twelve-month period ended September 30, 200__.



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